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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form S-3 of our report dated January 31, 2002 appearing on page F-2 of AIG SunAmerica Life Assurance Company's (formerly, Anchor National Life Insurance Company's) Annual Report on Form 10-KA for the year ended December 31, 2001. We consent to the incorporation by reference in the Variable Annuity Account Five (Portion Relating to the Seasons Variable Annuity) Prospectus of our report dated June 27, 2001 relating to the financial statements of Variable Annuity Account Five (Portion Relating to the Seasons Variable Annuity). We consent to the incorporation by reference in the Variable Annuity Account Five (Portion Relating to the Seasons Select II Variable Annuity) Prospectus of our report dated June 27, 2001 relating to the financial statements of Variable Annuity Account Five (Portion Relating to the Seasons Select II Variable Annuity). We also consent to the reference to us under the heading "Independent Accountants" in such Prospectuses.

PricewaterhouseCoopers LLP
Los Angeles, California
April 12, 2002